Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is entered into as of the 14th day of April 2009, by and between, RONALD RADCLIFFE, Chief Financial Officer of the Company (“Employee”) and EMPIRE RESORTS, INC. (the “Company”).

WHEREAS, Employee currently serves as Chief Financial Officer of the Company;

WHEREAS, Employee is not currently a party to an employment agreement with the Company or any of its affiliates;

WHEREAS, Employee’s employment with the Company shall cease as of June 30, 2009; and

WHEREAS, this Agreement governs the terms of Employee’s separation from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Termination Date.  Employee acknowledges that his last day of employment with the Company is June 30, 2009 (the “Termination Date”), and within five business days following the Termination Date, that the Company will (to the extent it has not already done so) pay his salary through the Termination Date.  Employee understands and agrees that, as of the Termination Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company and that he has previously submitted for reimbursement any outstanding expenses incurred for which he seeks reimbursement.  Employee further understands and agrees that, as of the Termination Date, he is no longer authorized to conduct any business on behalf of the Company or to hold himself out as an employee, agent or representative of the Company.  In addition, on the date hereof Employee hereby resigns as an officer of the Company and an officer, manager and/or director of all of the Company’s subsidiaries and affiliates.

2.           Severance.  (a)  As severance and in consideration of Employee’s agreement to comply with the covenants set forth herein, Employee shall be paid a lump sum payment in the amount of fifty one thousand six hundred sixty seven dollars ($51,667.00), which payment shall be made (within three (3) business days following the lapse of the Revocation Period (as defined below)) by check or direct deposit to the Employee’s current address, net of applicable federal, state and local taxes in accordance with the Company’s prior practices.  All options to purchase common stock of the Company held by Employee, as listed on Exhibit A attached hereto, are either fully vested as of the Termination Date or shall become so in connection with the execution of this Agreement and shall continue to remain exercisable through the dates set forth on Exhibit A.  Employee acknowledges and agrees that Employee is not entitled to any other payments, compensation or benefits from the Company aside from what is set forth within paragraphs 1, 2, 3, and 6 of this Agreement.

(b)           Following the Termination Date, the Company shall cause Employee to continue to be covered by the director and officer indemnification currently contained in the Company’s by-laws and certificate of incorporation, and by the Company’s current and future director and officer liability insurance policies, to the same extent as any officer or director of the Company as of the date of this Agreement, for the duration of the statute of limitations in respect of any activities of Employee as a director, officer or employee of the Company or any of its affiliates prior to the Termination Date.

(c)           Employee will be eligible to pay applicable COBRA rates in accordance with applicable law.

3.           Release.  In exchange for the consideration provided for in this Agreement, Employee irrevocably and unconditionally releases the Company, its predecessors, parents, subsidiaries, affiliates, and past, present and future officers, directors, agents, consultants, employees and representatives, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits and proceedings of whatsoever kind, nature or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity or otherwise, under the laws of any jurisdiction, that the Employee or his predecessors, legal representatives, successors or assigns, ever had, now has or hereafter can, shall, or may have, against the Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world through, and including, the date of this Agreement (“Claims”).  Notwithstanding the foregoing, the following Claims are not released pursuant to this Agreement:

(a)           rights of Employee under the Agreement (including with respect to the options set forth on Exhibit A);

(b)           the right of Employee to receive vested benefits required to be paid in accordance with applicable law (including, without limitation, COBRA continuation coverage);

(c)           rights to indemnification Employee may have (i) under applicable corporate law, (ii) under the by-laws or certificate of incorporation of the Company or any affiliate or (iii) as an insured under any director and officer liability insurance policy now or previously in force; and

(d)           claims for the reimbursement of unreimbursed business expenses incurred prior to the date of termination pursuant to applicable policy of the Company (which shall be submitted by Employee promptly after receipt of the applicable invoices and reimbursed by the Company promptly after submission).

4.           Statutory Matters.   Such release includes, but is not limited to, the violation prior to the date of this Agreement of any express or implied contract; any federal, state or local laws, restricting an employer’s right to terminate employees, or otherwise regulating employment; workers compensation, wage and hour, or other employee relations statutes, executive orders, ordinance, or regulations, including any rights or claims under Title VII of the Civil Rights Act of 1964, as amended the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the WARN Act, or any state or local laws covering the same subject matter; tort (including, without limitation, negligent conduct, invasion of privacy and defamation); any federal, state, or local laws providing recourse for retaliation, wrongful discharge, dismissal or other obligations arising out of public policy, physical or personal injury, fraud, negligent misrepresentations, and similar or related claims.  The laws referred to in this section include statutes, regulations, other administrative guidance, and common law doctrines.  Any and all claims and/or disputes arising prior to the date of this Agreement out of or relating to any of the foregoing shall be, and are, finally compromised, released and settled.

5.           Unknown Claims, Etc.   Employee understands that this Agreement releases claims that he may not know about.  This is Employee’s knowing and voluntary intent, even though Employee recognizes that someday he might learn that some or all of the facts that he currently believes to be true are untrue and even though he might then regret having signed this Agreement.  Notwithstanding the foregoing, this release does not include Employee’s right to enforce the terms of this Agreement.

Except to enforce this Agreement, Employee agrees that he will not pursue, file or assert or cause to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will he seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning his employment relationship with the Company and/or the termination thereof with respect to all of the Claims released herein arising from the beginning of the world up to and including the date of this Agreement (whether known or unknown to him and including any continuing effects of any acts or practices prior to the date of this Agreement).  Except for the payments and benefits set forth herein, Employee acknowledges that he has been paid all wages and other amounts due to him through the Termination Date and that, except for the payments and benefits set forth herein, he is not entitled to any other payments or benefits of any kind.

If Employee should bring any action arising out of the subject matter covered by this Agreement, except to enforce this Agreement, he understands and recognizes that he will, at the option of the Company, be considered in breach of this Agreement.  Furthermore, the party prevailing on the issues so presented shall be entitled to be reimbursed by the other party for all of the reasonable costs and expenses incurred in defending or prosecuting such an action, including reasonable attorneys’ fees.  The Company shall pay or reimburse such percentage of all reasonable legal fees and expenses incurred by Employee in any action to enforce this Agreement against the Company as are consistent with the percentage of all material disputes in such action that are decided in Employee’s favor.

The Company, with the intention of binding itself and its predecessors and successors, does hereby release, remise, acquit and forever discharge Employee and his heirs, estate, executors, administrators and assigns (collectively, the “Employee Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Company, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Employee Released Party, excepting only:

(a)           Rights of the Company under this Agreement and the employee benefit plans of the Company; and

(b)           Rights of the Company arising by reason of Executive having committed a crime, an act or omission to act which constitutes willful misconduct or gross negligence or breach of fiduciary responsibilities or his duty of loyalty.

6.           Company Information and Property.  Employee agrees that immediately following the Termination Date he will return to the Company all Company property and information in his possession, including, but not limited to, Company reports, customer lists, supplier lists, consultant lists, formulas, files, manuals, memoranda, computer equipment, access codes, discs, software, and any other Company business information or records, in any form in which they are maintained, including records or information regarding Company customers, suppliers and vendors, and Company products and product development, and agrees that he will not retain any copies, duplicates, reproductions, or excerpts thereof in any form, provided, however, that Employee shall not be required to return his computer and relevant files contained therein to extent necessary to allow Employee to consult with the Company pursuant to Section 11 hereof.  Employee further agrees that he will not, in any manner, make use of any Company property and information in any future dealings, business or otherwise and acknowledges that any use of Company property and information in any future dealings, business or otherwise, would constitute a breach of this Agreement.  Employee acknowledges that any material breach of this section would cause irreparable injury to the Company for which there is no adequate remedy at law and in addition to any remedies that may be available to the Company in the event of a material breach or threatened breach of this section by Employee, including monetary damages, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction that would prevent Employee from violating or attempting to violate the provisions of this section of this Agreement.  In any such action, the party prevailing shall be entitled to be reimbursed by the other party for all reasonable costs and fees incurred, including reasonable attorneys’ fees.

7.           Non-disparagement; Agreement Not To Oppose; Public Communication.  Each of the Company and Employee represents and agrees that it or he shall refrain from making any written or oral statements to any person or entity with whom the Company or Employee has had or may have a business or social relationship that may reasonably be expected to impugn or degrade the character, integrity, or ethics of the other and, as regards the Company, its affiliates, officers, directors, employees or clients, or that may reasonably be expected to damage the business, image or reputation of the other and, as regards the Company, its affiliates, officers, directors, employees or clients.  The Company shall also use its commercially reasonable efforts to cause its directors and senior executive officers to comply with the immediately preceding sentence.  In addition, Employee agrees not to oppose efforts that may be made by the Company to obtain legalized gaming or Indian gaming at the Concord site or the existing Monticello Raceway site, or to oppose any legislation which could impact Monticello Raceway or the proposed development at the Concord site.  For a period two years from the Termination Date, Employee shall not issue any press release or engage in any other, similar form of public communication regarding his employment with the Company, this Agreement or the matters set forth herein (it being understood that Employee may discuss his services to the Company in connection with future employment, including, self-employment, and that this restriction does not apply to the extent of any legally binding order of a court of competent jurisdiction or regulatory body.)

8.           Non-Competition.  For a period ending on March 30, 2010, the Employee shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise) the gaming industry in the State of New York or any other jurisdiction which directly competes with the Company; provided, however, that (i) it is acknowledged by the parties hereto that the Class II gaming operations of the Company currently conducted in Monticello, New York, without the passage of any legislation pertaining to electronic table games, is not directly competitive with  Class III gaming in the subject jurisdictions, and (ii) the “beneficial ownership” (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the Employee after his termination of employment with the Company, either individually or as a member of a "group" for purposes of Section 13(d)(3) under the Exchange Act and the regulations promulgated thereunder, of not more than two percent (2%) of the voting stock of any of these corporations which are publicly held shall not be a violation of this Agreement.  In addition, the Employee shall not, either directly or indirectly, alone or in conjunction with another person, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee of the Company.

9.           Applicable Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.  Any dispute regarding this Agreement or the Employee’s employment shall be resolved in the federal or state courts located in the State of New York, without a jury (which is hereby expressly waived).

10.           Entire Agreement.  This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto:  (i) its terms and conditions and any discussion relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon either party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties with respect to such subject matter.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

11.           Agreement to Consult.  Employee agrees that, after the Termination Date, he shall make himself available, upon reasonable notice, to consult with the Company on matters requested by the Company, including, but not limited to, subsequent Form 10-Qs and the transition of the Company’s offices to New York.  Such consulting shall be on a per diem basis at rates consistent with Employee’s current compensation level.

12.           Assignment.  Employee has not assigned or transferred any claim he is releasing, nor has he purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds each of the parties and its or his heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of each of the parties and its or his heirs, administrators, representatives, executors, successors, and assigns and the Releasees.

13.           Binding Effect.  This Agreement will be deemed binding and effective immediately upon its execution by the Employee; provided, however, that in accordance with the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), Employee’s waiver of ADEA claims under this Agreement is subject to the following:  Employee may consider the terms of his waiver of claims under the ADEA for twenty-one (21) days before signing it and may consult legal counsel if Employee so desires.  Employee may revoke his waiver of claims under the ADEA within seven (7) days of the day he executes and delivers this Agreement (the period of seven (7) days following the execution and delivery of this Agreement by Employee is herein referred to as the “Revocation Period”).  Employee’s waiver of claims under the ADEA will not become effective until the eighth (8th) day following Employee’s signing and delivery of this Agreement.  Employee may revoke his waiver of ADEA claims under this Agreement by delivering written notice of his revocation, via facsimile and overnight mail, before the end of the seventh (7th) day following Employee’s signing and delivery of this Agreement to: Robert Friedman, Esq., Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 (fax 212-451-2222).   In the event that Employee revokes his waiver of ADEA claims under this Agreement prior to the eighth (8th) day after signing and delivering it, this Agreement shall be null and void.  Employee further understands that if Employee does not revoke the ADEA waiver in this Agreement within seven (7) days after signing and delivering this Agreement, his waiver of ADEA claims will be final, binding, enforceable, and irrevocable.

14.           Acknowledgement.  Employee acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been presented with the opportunity to consider it for at least twenty-one (21) days; (c) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

EMPIRE RESORTS, INC.

By:	/s/ Charles Degliomi

	Signed on:	4/16/09

By:	/s/ Ronald Radcliffe
Ronald Radcliffe

	Signed on:	4/16/09

Exhibit A

Options Outstanding

1.           Options to purchase 90,000 shares of common stock of Empire Resorts, Inc. at $3.99 per share granted on August 17, 2005.  These shall remain exercisable through June 30, 2012.

2.           Options to purchase 30,000 shares of common stock of Empire Resorts, Inc. at $5.53 per share granted on August 10, 2006.  These shall remain exercisable through June 30, 2012.

3.           Options to purchase 40,000 shares of common stock of Empire Resorts, Inc. at $7.40 per share granted on May 24, 2007.  These shall remain exercisable through June 30, 2012.

4.           Options to purchase 50,000 shares of common stock of Empire Resorts, Inc. at $2.98 per share granted on July 21, 2008.  These shall remain exercisable through June 30, 2012.

To the extent the Company (i) maintains a registration statement with respect to shares of the Company or (ii) permits “net issuance”, broker assisted or other cashless exercise with respect to options held by directors or officers of the Company, Employee shall continue to be provided with those features with respect to the foregoing options.